United States Diesel-Heating Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$222,096
Unrealized Gain (Loss) on Market Value of Futures	(210,168)
Dividend Income	71
Interest Income	29
Total Income (Loss)	$12,028

Expenses
General Partner Management Fees	$2,474
SEC & FINRA Registration Expense	600
Brokerage Commissions	262
Non-interested Directors' Fees and Expenses	65
NYMEX License Fee	62
Prepaid Insurance Expense	50
Other Expenses	10,380
Total Expenses	13,893
Expense Waiver	(10,061)
Net Expenses	$3,832
Net Income (Loss)	$8,196

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/14	$4,970,795
Net Income (Loss)	8,196

Net Asset Value End of Month	$4,978,991
Net Asset Value Per Share (150,000 Shares)	$33.19

To the Limited Partners of United States Diesel-Heating Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Diesel-Heating Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612